Exhibit 99.1

STOCK ORDER FORM &                      HARBOR FLORIDA BANCSHARES, INC.
CERTIFICATION FORM             (Holding Company for Harbor Federal Savings Bank)

Note: Please read the Stock Order Form Guide and Instructions included in the packet of information before completion.
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Deadline
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The  Subscription  Offering  expires at 12:00 Noon,  Florida time,  December xx,
1997. Your Stock Order Form and Certification Form, properly executed and with the correct payment, must be received at the address on the bottom of this form by this deadline, or it will be considered void.
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Number of Shares/Amount of Payment
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  (1) Number of Shares        Price Per Share       (2) Total Amount Due
  --------------------                              --------------------
                          X       $10.00        =    $
  --------------------                              --------------------
      (minimum 25)

The minimum number of shares that may be subscribed for is 25 and the maximum individual purchase, including Exchange Shares, is $500,000. No person, together with associates of and persons acting in concert with such persons, may purchase, including Exchange Shares, more than $4,750,000 of the Common Stock in the Conversion. The total number of shares to be sold is based on a valuation that is subject to review prior to filling individual stock orders.
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Method of Payment
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(3) [ ] Enclosed is a check, bank draft or money order payable to Harbor Florida
        Bancshares, Inc. for $___________ (or cash if presented in person).

(4) [ ] I authorize Harbor Federal Savings Bank to make the withdrawals from my Harbor account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

        Account Number(s)                                        Amount(s)
        ------------------------------------------------------------------
                                                                 $
        ------------------------------------------------------------------

        ------------------------------------------------------------------

        ------------------------------------------------------------------
                                               Total Withdrawal  $
                                                                 ---------
There is no penalty for early withdrawals used for this payment.
To withdraw from an account with checking privileges, please write a check.
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 Purchaser Information
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(5) [ ] Check  here  if  you  are  a  depositor  or  borrower  and  enter  below information for all accounts you had at the Eligibility Record Date (July 31, 1996), Supplemental Eligibility Record Date (September 30,
        1997) or Voting Record Date (October 31, 1997). If additional space is needed, please utilize the back of this form. Please confirm account(s) by initialing here ______________.

        Account Title (Names on Accounts)                   Account Number
        ------------------------------------------------------------------

        ----------------------------------------------------

        ------------------------------------------------------------------

        ----------------------------------------------------

        ------------------------------------------------------------------
    [ ] Check here if you are a director,  officer or employee of Harbor Federal
        Savings Bank or a member of such person's immediate family.

    [ ] Check here if you are  a shareholder of  Harbor Florida Bancorp, Inc. as of _____________, 1997.
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
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Stock Registration
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(6) Form of stock ownership

    [ ] Individual                     [ ] Corporation
    [ ] Joint Tenants                  [ ] Partnership
    [ ] Tenants in Common              [ ] Individual Retirement Account
    [ ] Uniform Transfer to Minors     [ ] Fiduciary/Trust (Under
    [ ] Uniform Gift to Minors             Agreement Dated______________)
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(7) Name                                Social Security or Tax I.D.
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    Name                                Daytime Telephone
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    Street Address                      Evening Telephone
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    City            State     Zip Code  County of Residence
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NASD  Affiliation  (This section only applies to those  individuals who meet the delineated criteria)
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[ ] Check here if you are a member of the  National  Association  of  Securities
Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free Riding and Withholding is available, you agree, if you have checked the NASD affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 90 days following the issuance and, (ii) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.
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Acknowledgment
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By signing  below, I acknowledge  receipt of the  Prospectus  dated November xx,
1997 and the provisions therein and understand that I may not change or revoke my order once it is received by Harbor Florida Bancshares, Inc. I also certify that this stock order is for my account only and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of conversion subscription rights or the underlying securities to the account of another person. Harbor Federal Savings Bank will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer.

Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item, (2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return.
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Signature
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Sign and date the form. When purchasing as a custodian, corporate officer, etc., include your full title. An additional signature is required only when payment is by withdrawal from an account that requires more than one signature to withdraw funds.

YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS. THIS ORDER IS NOT VALID IF NOT SIGNED. If you need help completing this Form, you may call the Stock Information Center at (561) 466-6338 or toll free at
(888) 613-2262.
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Authorized Signature                Title (if applicable)                 Date

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Authorized Signature                Title (if applicable)                 Date

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THE SHARES OF COMMON STOCK OFFERED  HEREBY ARE NOT SAVINGS  ACCOUNTS AND ARE NOT
INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER CORPORATION, FUND, OR GOVERNMENT AGENCY.
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FOR OFFICE USE ONLY                                    STOCK INFORMATION CENTER
                                                        116 North Second Street
Date Rec'd __/__/__ Order #  _______ Batch _______    Fort Pierce, Florida 34950
Check # ___________ Category _______                        (561) 466-6338
Amount $___________ Initials _______                        (888) 613-2262
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         Harbor Florida Bancshares, Inc.

                                STOCK ORDER FORM
                             GUIDE AND INSTRUCTIONS
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Stock Ownership Guide
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Individual

The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants

Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common

Tenants in common may also identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account

Individual retirement account ("IRA") holders may make stock purchases from their deposits through a pre-arranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Harbor Federal Savings Bank does not offer a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account or to obtain a list of brokers who will open a self-directed IRA, or check with your broker. There will be no early withdrawal or IRS penalties incurred by these transactions.

Uniform Gift to Minors/Uniform Transfer to Minors

For residents of many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual states. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the minor reaches legal age.

Instructions: See your legal advisor if you are unsure about the correct registration of your stock.

On the first "Name" line, print the first name, middle initial, and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial, and last name of the minor on the second "Name" line. Only one custodian and one minor may be designated.

Corporation/Partnership

Corporations/Partnerships may purchase stock. Please provide the Corporation/ Partnership's legal name and Tax I.D. To have depositor rights, the Corporation/ Partnership must have an account in the legal name. Please contact the Stock Center to verify depositor rights and purchase limitations.

Fiduciary/Trust

Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or are pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first "Name" line, print the first name, middle initial, and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "Name" line. Following the name, print the fiduciary "title" such as trustee, executor, personal representative, etc.

One the second "Name" line, print either the name of the maker, donor or testator OR the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated", fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

An example of fiduciary ownership of stock in the case of a trust is: John D. Smith, Trustee for Thomas A. Smith Under Agreement Dated 06/09/87.

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Item Instruction
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Items 1 and 2-

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase is 25 shares. The maximum purchase amount in the Conversion by any person, including Exchange Shares, is $500,000. No person, together with associates of and persons acting in concert with such person, may purchase, including Exchange Shares, more than $4,750,000 of the Common Stock in the Conversion.

Harbor Federal Savings Bank has reserved the right to reject any order received in the Public Offering, in whole or in part.

Item 3-

Payment for shares may be made in cash (only if delivered by you in person) or by check, bank draft, or money order payable to Harbor Florida Bancshares, Inc. DO NOT MAIL CASH. If you choose to make a cash payment, take your Stock Order Form, signed Certification Form, and payment in person to an office of Harbor Federal Savings Bank. Your funds will earn interest until the stock is issued at Harbor Federal Savings Bank's passbook rate.

Item 4-

To pay by withdrawal from a savings account or certificate of Harbor Federal Savings Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw, each must sign in the Signature box on the front of this Form. To withdraw from an account with checking privileges, please write a check. No early withdrawal penalty will be charged on funds used to purchase our stock. A hold will be placed on the account(s) for the amount(s) you show. Payments will remain in certificate account(s) until the stock offering closes and will continue to earn interest at the account rate until then. However, if a partial withdrawal reduces the balance of a certificate account to less than the applicable minimum, the remaining balance will thereafter earn interest at the passbook rate.

Item 5-

Please check this box if you were a depositor on the Eligibility Record Date (July 31, 1996) and/or the Supplemental Eligibility Record Date (September 30,
1997)  and/or a depositor  or borrower on the Voting  Record Date  (October  31,
1997) and list all the names on the account(s) and all account number(s) of those accounts you had at these dates to ensure proper identification of your purchase rights.

     Account Title (Names on Accounts)              Account Number
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Items 6 and 7-

The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Harbor Florida Bancshares, Inc. common stock. Print the name(s) in which you want the stock registered and the mailing address of the registration. Include the first name, middle initial, and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", etc.

Subscription rights are not transferable. If you are a qualified member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership as your account relationship is established. If you, as a qualified member, include a non-qualified member on your order, your priority will be lowered.

Enter the Social Security or Tax I.D. number of one registered owner. This registered owner must be listed on the first "Name" line. Be sure to include your telephone number because we will need to contact you if we cannot execute your order as given. Review the Stock Ownership Guide on this page and refer to the instructions for Uniform Gift to Minors/Uniform Transfer to Minors and Fiduciaries.

                               CERTIFICATION FORM
              (This Form Must Accompany A Signed Stock Order Form)

     I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE ("COMMON STOCK"), OF HARBOR FLORIDA BANCSHARES, INC. ("CORPORATION"), THE PROPOSED HOLDING COMPANY FOR HARBOR FEDERAL SAVINGS BANK ("HARBOR FEDERAL"), ARE NOT FEDERALLY INSURED AND ARE NOT GUARANTEED BY THE CORPORATION, HARBOR FEDERAL OR THE FEDERAL GOVERNMENT.

     If anyone asserts that the shares of Common Stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Southeast Regional Director, John Ryan, at (404) 888-0771.

     I further certify that, before purchasing the shares of Common Stock of the Corporation, I received a copy of the Prospectus dated _____________, 1997 which discloses the nature of the shares of Common Stock being offered thereby and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page __ of the Prospectus:

      1.  Vulnerability to Changes in Interest Rates (Page__)

      2. Intent to Remain Independent; Unsuitability as a Short-term Investment (Page__)

      3.  Price of Common Stock Following the Conversion(Page__)

      4.  Competition (Page__)

      5.  Geographic Concentration of Loans (Page__)

      6.  Certain Anti-Takeover Defense Provisions (Page__)

      7.  Voting Power of Directors and Executive Officers (Page__)

      8.  Return on Equity (Page__)

      9.  ESOP Compensation Expense (Page__)

     10.  Potential Elimination Of Thrift Charter (Page__)

     11.  Possible Dilutive Effect of Issuance of Additional Shares (Page__)

     12.  Risk of Delay (Page__)

     13. Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights (Page__)


Signature: ___________________________

Signature: ___________________________

(Note: All parties named in registration must sign Certification Form)


Date: __________________